     As filed with the Securities and Exchange Commission on May 8, 2001

                                                    Registration No. 333-59525
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                       ON
                                    FORM F-1
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PLAYSTAR CORPORATION
                (Name of Small Business Issuer in its charter)

     ANTIGUA, WEST INDIES                        7999                         52-2098787
(State or Other Jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)          Identification No.)

                           MUTUAL FINANCIAL CENTER
                                 FACTORY ROAD
                                  ST. JOHN'S
                         ANTIGUA, BRITISH WEST INDIES
                                (268) 562-0075
       (Address and telephone number of principal executive offices and principal place of business)

      MR. GLYNN J. GRUMMETT                        WITH A COPY TO:
      SECRETARY AND TREASURER
       PLAYSTAR CORPORATION                      PAUL J. POLLOCK, ESQ.
      MUTUAL FINANCIAL CENTER              PIPER MARBURY RUDNICK & WOLFE LLP
           FACTORY ROAD                      1251 AVENUE OF THE AMERICAS
            ST. JOHN'S                            NEW YORK, NY 10020
   ANTIGUA, BRITISH WEST INDIES                  PHONE: (212) 835-6000
         (268) 562-0075                          FAX: (212) 835-6001

          (Name, address and telephone number of agent for service)


         Approximate date of commencement of proposed sale to the public: THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_| __________

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

         If this Form is a post-effective amendment filed pursuant to Rule 464(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. |_| ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| ___________


================================================================================

                         DEREGISTRATION OF SECURITIES


         PlayStar Corporation, an Antigua corporation, registered 14,437,924 shares of its common stock pursuant to its Registration Statement on Form F-1 (No. 333-59525) filed on July 21, 1998. The shares were registered to permit resales of such shares by certain Selling Stockholders named in the Registration Statement. PlayStar is seeking to deregister those shares that remain unsold under the Registration Statement as of the date hereof because PlayStar's obligation to maintain the registration of those unsold shares has expired. By filing this Post-Effective Amendment No. 1 to the Registration Statement, PlayStar hereby deregisters such unshold shares, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-59525 to be signed on its behalf by the undersigned, thereunto duly authorized, in St. John`s, Antigua on May 1, 2001.

                                           PLAYSTAR WYOMING HOLDING CORP.


                                           By: /s/ STUART BRAZIER
                                               ------------------------------
                                               Name: Stuart Brazier
                                               Title: Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                     TITLE                         DATE
              ---------                                     -----                         ----

  /S/ STUART BRAZIER                        Chairman of the Board, Chief Executive      May 1, 2001
---------------------------------           Officer (Principal Executive Officer)
      Stuart Brazier                        and President.

  /S/ GLYNN J. GRUMMET                      Secretary and Treasurer                     May 1, 2001
------------------------------------        (Principal Financial Officer)
      Glynn J. Grummet

